U.S. Securities and Exchange Commission
                            Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)  October 2, 2000


                                 RENTECH, INC.
            (Exact name of registrant as specified in its charter)

  Colorado                      0-19260                       84-0957421
  (State of incorporation)      (Commission File Number)   (IRS Employer
                                                      Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado 80202              80202
  (Address of principal executive offices)                     (Zip Code)

                                (303) 298-8008
            (Registrant's telephone number, including area code)

                                     N/A
       (Former name or former address, if changed since last report)


  Item 5.  Other Events.

       Rentech, Inc. has agreed to conduct a study on the feasibility of using its patented and proprietary Fischer-Tropsch
  Gas-to-Liquids (GTL) process to convert industrial off-gas (IOG) into sulfur-free and aromatic-free GTL products. The work includes preparing a design for feeding the industrial off-gas into a GTL plant that would be constructed at the site of the industrial plant. The owner of the industrial plant will pay for the study.

       The work is to be performed for a major chemical company for a chemical facility located in the United States. The parties have agreed to keep all aspects of the agreement confidential, but they expect the work to take approximately 60 to 90 days. In the event the results are positive and the chemical company decides to proceed with construction of a GTL plant, Rentech expects that production of liquid hydrocarbon products from the industrial plant off-gases could start as early as 2002.





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       Rentech's preliminary indications are that adaptations of industrial plants to provide feedstock for GTL plants can be built at a cost of approximately $8,000 to $10,000 per daily barrel of production with 12 to 18 months of construction work before commencement of production. In comparison, costs of greenfield GTL projects fed by natural gas are currently stated to be at $20,000 to $30,000 per daily barrel with three to five year lag times to reach producing status.

       Rentech's management believes that industrial off-gas appears to be a suitable and inexpensive feedstock for Rentech's GTL technology, which uses a flexible iron-based catalyst. Most industrial plants cannot be retrofitted effectively to use cobalt-based GTL processes. The hydrogen-to-carbon monoxide ratio of the off-gases produced from many industrial plants are normally outside the minimum 2:1 ratio considered necessary for cobalt catalysts.

       Countries around the world are implementing stricter regulations on the release of emissions from industrial off-gases and the flaring of these gases. Rentech's management believes its GTL process could provide a cost-effective and profitable method to control the problem and sequester the harmful carbon dioxide emissions contained in the industrial off-gases by converting these gases into high-value clean fuels for use in vehicles, fuel cells and as chemical feedstocks.

       Certain portions of this release may contain "forward-looking" statements as defined by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and within the meaning of
  Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements herein, including market acceptance of Rentech's GTL technology, ability to economically construct, retrofit and operate plants using the technology, and profitable marketing of the liquid hydrocarbon products. For more information concerning factors that could cause such a difference, see the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB, filed with the Securities and Exchange Commission. Although Rentech believes its statements to be reasonable, investors are cautioned that such forward-looking statements involve risk and uncertainties. The company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.








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                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RENTECH, INC.



                                 By:  (signature)
                                      ------------------------------------
                                      Dennis L. Yakobson, President
  Date:  October 6, 2000